Exhibit 10.17

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Vendor Code	49015-560633	PO NO	L6K-200054018437-AUKS	REV 0
Vendor	Wuxi Huhu Electromechanical Technology Co., LTD	Agent
Contact	******	Contact
Address	A3-1208, Tian ‘an Wisdom City, Xinwu District, Wuxi City	Address
Tel	******	Tel
Fax		Fax

Tax Registration Number: 91320214346537120H

Payment	O/A 120 Days on 15th	Ship to	AU Optronics (Kunshan) Co., Ltd
Currency	CNY		No.6, Longteng Road, Economic and
Trade Term	DDP		Technological Development Zone, Kunshan City, Jiangsu Province
Ship Way	BY TRUCK		Tel:+86-0512-50358800 Fax:+86-0512-50358512
Po prt date	2020/12/8 0:00:00	Bill to	AU Optronics (Kunshan) Co., Ltd
Tax	9		No.6, Longteng Road, Economic and
Buyer	Hu Tao		Technological Development Zone, Kunshan
Forwarder	Forwarder instruction & Payment Info: http://srm.auo.com/srm/srm.asp		City, Jiangsu Province taxpayer’s registration number: 91320583692597767W
Tel:+86-0512-50358800 Fax:+86-0512-50358512

Line Item No	Item Description Maker Code Supplier Item No	Qty Deliver Date Budget No	Unit Set	Unit Price PR NO Asset No	Amount Subinventory
1 Y.NORMAL.EXP	L 6 KB mold thinning Local Scrubber new HF chloride ashamed value tester project in the room	1.0000	8	63,000.000000	63,000.000000
		2020/12/25 0:00:00		202000540983

Amount		63,000.00
9		5,670.00
Total Amount	CNY	68,670.00

2020.12.08	2020.12.08	2020.12.08
Buyer	Section Head/ assistant manager	Department head/ manager

Vendor Signature

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Vendor Code	49015-560633	PO NO	L6K-200054018437-AUKS	REV 0
Vendor	Wuxi Huhu Electromechanical Technology Co., LTD	Agent
Contact	******	Contact
Address	A3-1208, Tian ‘an Wisdom City, Xinwu District, Wuxi City	Address
Tel	******	Tel
Fax		Fax

Tax Registration Number: 91320214346537120H

Payment	O/A 120 Days on 15th	Ship to	AU Optronics (Kunshan) Co., Ltd
Currency	CNY		No.6, Longteng Road, Economic and
Trade Term	DDP		Technological Development Zone, Kunshan
Ship Way	BY TRUCK		City, Jiangsu Province Tel:+86-0512-50358800 Fax:+86-0512-50358512
Port date	2020/12/8 0:00:00	Bill to	AU Optronics (Kunshan) Co., Ltd
Tax	9		No.6, Longteng Road, Economic and
Buyer			Technological Development Zone, Kunshan
Forwarder	Forwarder instruction & Payment Info: http://srm.auo.com/srm/srm.asp		City, Jiangsu Province taxpayer’s registration number: 91320583692597767W
Tel:+86-0512-50358800 Fax:+86-0512-50358512

Line Item No	Item Description Maker Code Supplier Item No	Qty Deliver Date Budget No	Unit Set	Unit Price PR NO Asset No	Amount Subinventory

To Supplier:	Please refer to the following precautions before shipment:
	1.	Use unit: repair and storage ext: 1071.; Mail:SiuCheng.Liu@auo.com
	2.	Purchasing personnel of this case: Hu Tao ext:1821.
	3.	Quotation number 1 Date :HHJDBJ20201027-1.
	4.	Delivery date: as required by AUKSuser.
	5.	Guarantee: None.
	6.	Payment terms :o1A120Dayson15th.
	7.	Upon receipt of the order, please contact the user immediately to confirm the detailed delivery date, sign and return to the Mail:Matt.Hu@auo.com
	8.	Please send the invoice and delivery note with the goods to the warehouse for acceptance, and label the order number, product name and delivery quantity on the invoice. After investigation, if not in accordance with this regulation, will be returned to the processing.
	9.	The actual delivery time shall be notified by the user.
	10.	Matters not mentioned herein shall be notified separately by referring to the laws and regulations of each receiving country and AU.

*	AU Optronics The right to cancel or modify this order shall be notified in writing within 0 days after the date of the confirmation. The Supplier is aware of or holds any secrets of AU as a result of this order, Supplier agrees to maintain the confidentiality of any confidential information that is known to or held by you as a result of this mask and not disclose it to any third party.

*	When delivering the goods, please mark line and item.

*	The name of the product on the ticket must be the same as description the mask.

*	The amount of cover on the ticket should not be greater than the amount of cover and cover on the mask.

*	Supplier Consent - We agree that we will not receive any request or request from any third party on the basis of business, work, business, trial or other wisdom (whether registered or not) because the goods or clothing supplied by the supplier is removed, whether it is a finished or semi-finished product or a vaporware. The Supplier agrees to pay all costs, losses, expenses and damages arising therefrom (including but not limited to legal fees). Dong would like you to inform the skeleton such as master eggs or eyes for handsome, out of the pasta responsible tiger reason including reconciliation, Jin tune - cut phase mouse matters.

2020.12.08	2020.12.08	2020.12.08
Buyer	Section Head/ assistant manager	Department head/ manager

Vendor Signature

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··· Basic contract of AUO order ···

*	On-time delivery is an important factor in the performance of this order. Au Optronics Limited (AUo) may cancel part or all of the order in the event of any delay due to reasons attributable to the supplier.

*	Supplier Guarantee: All goods or services supplied (“Goods”) are new and unused. The Supplier is the sole owner of the goods supplied and has been authorized to sell the goods. The Supplier guarantees that the goods supplied are not available Subject to any legal disputes (including but not limited to: infringement of intellectual property rights litigation, validity of rights litigation), and at least 18 months from the date of final acceptance of the goods by AUo (if the final bargaining record or other written agreement is different from this period, the longest warranty period shall prevail), and guarantee that there is no weakness in design, materials and construction.

*	Supplier further agrees to guarantee, protect and indemnify AUo, its employees, its customers and consumers so that AUo will not receive any goods, whether finished or semi-finished or parts, from the Supplier Any claim or claim by any third party based on any right and intellectual property rights (including, without limitation, patent rights, Copyrights, trademarks, trade secrets or other intellectual property rights (whether registered or not). In addition, if Supplier breaches any term of this Order,AUo shall have the right to cancel the order, terminate the Contract and further cooperation. If any damage is caused to AUo,AUo shall be held responsible, Auo shall be directly offset and deducted from the purchase price and shall be legally claimed, and Supplier agrees to pay all costs, losses, expenses and damages arising therefrom (including but not limited to attorney’s fees). And shall, upon notification of such claim or request by AUo, be responsible for handling all relevant matters including reconciliation and coordination.

*	If the products/processes/services to be purchased are used as vehicle types, the products to be purchased must comply with the laws and regulations of the following countries: country of receipt, country of shipment, country of destination identified by the customer.

*	Supplier further agrees to abide by the terms and conditions of the Sale and Purchase Agreement entered into with AUo.

*	Supplier agrees to maintain the confidentiality of any AUo confidential information known or held by Supplier in connection with this Order and not disclose it to any third party.

*	Supplier shall confirm acceptance of order by fax or other written confirmation within 7 days after receipt of order.

*	AUo may unilaterally notify Supplier in writing (by fax, E-mail or post) to “cancel” or “modify” this Order line by line prior to Supplier’s return of this Order. Or AUo may “cancel” or “modify” this Order in writing to Supplier until Supplier has confirmed this Order and has not fulfilled it in full.

*	The invoice shall indicate the order number and material number, which will be collected at the receiving area of AUo when the goods are delivered. Suppliers who deliver the goods between the 25th and the end of the current month shall issue the invoice of the next month (next month) to AUo for payment.

Vendor Signature

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*	The package shall be indicated: a. product name b. quantity c. AUo material No. d. supplier and compact name e. compact, valid date and batch No. f. Order No. g. Patent number (as necessary if available).

*	Initial shipment and supply suppliers shall provide 6 specification confirmation documents for AUo confirmation.

*	Except for consumables and spare parts. The shipment inspection report shall be placed in the top box with the words “The shipment inspection report is in this box”.

*	Supplier shall not deliver in advance except by written notice from AUo.

*	VManufacturer network query payment website : http://srm.auo.com/srm/srm.asp

Delivery requirement

*	Supplier shall indicate this Purchase Order Number, Supplier Number and AUo Material Number on all delivery documents (including but not limited to: letters, uniform invoices, import and export documents, packing lists, delivery lists, bills of Lading), and AUo delivery lists shall be applied when delivering goods.

*	Delivery shall be in accordance with the delivery date and quantity specified in the purchase order (subject to quality requirements).

*	Unless otherwise agreed by both parties, a penalty of three thousandths (0.3%) of the total amount of the goods delivered late for each day of delay shall be imposed, and AUo shall have the right to cancel the order and directly offset the penalty with other payments.

*	The supplier shall take care to avoid bumping and falling during delivery and bear the risk of transporting the goods in transit.

*	The contents of invoices, bills of lading and documents related to customs clearance provided at the time of delivery shall be consistent with AUo’s order. AUo shall be entitled to claim against the supplier for any loss caused by omissions.

*	The goods listed in this order are subject to inspection by AUo in accordance with the specifications and quality requirements of the order. When AUo has accepted the goods in writing or in other forms, the Supplier shall complete the delivery obligation. After the completion of the delivery obligation, the Supplier shall still be responsible for the product warranty.

Quality requirement

*	Goods contracted by the Supplier shall be contracted in accordance with the requirements set out in the latest specifications, blueprints and acknowledgement issued by AUo.

*	The Supplier shall respond within 24 hours after AUo notifies the Supplier of defective products, and repair or replace the defective products within 7 days, otherwise AUo may appoint a third party to repair the defective products at the Supplier’s expense.

*	Incoming quality inspection shall be conducted according to the AQL level set by AUo and supplier.

*	The outer packing must be firm, moisture-proof and shock-proof.

*	Defective products shall be returned for repair in full compliance with the original AUo specifications.

*	The verification of external inspection materials, supplier handling and storage methods are based on AUo Quality Control specifications.

*	Supplier will notify AUo by VECA(Supplier Engineering Change Application) prior to any changes in materials, contracts, material suppliers and production locations in accordance with AUo’s Change Management regulations.

*	Supplier shall comply with AUo product quality specifications (e.g. medical, automotive, aerospace...) .

Vendor Signature

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Work safety requirement

*	The Supplier will perform the employer’s duties in accordance with the law by conducting personnel health examinations, education and training, and taking out labor and accident insurance.

*	The supplier shall provide safety tools and equipment that meet the requirements of laws and regulations for the operators to use.

*	Supplier shall provide personal protective equipment that complies with regulatory requirements and CNS requirements.

*	The supplier shall have a good safety work plan and take good accident prevention measures.

*	Supplier shall be responsible for on-site safety supervision.

*	Supplier shall follow AUo personnel instructions.

Socially sound environmental responsibility (SER) requirements

*	supplier should understand, plan, and follow the electronic industry code of conduct (EICC, http://www.eicc.info/code.htmI).

*	Supplier shall cooperate with AUo’s labor, environmental, safety, health and ethics audits.

*	Tier 1 suppliers and outsourcers should obtain ISo14001 certification, and non-qualified suppliers or new manufacturers should also obtain ISO 14001 certification within the year of becoming an AUo qualified manufacturer.

*	Supplier should be aware that any violation of EICC or relevant local laws and regulations will affect the Supplier’s business cooperation with AUo and may result in AUo’s direct termination of the business cooperation with Supplier. Green product requirements

*	Supplier agrees to supply AUo with products (including those from secondary suppliers) that do not use gold (Au), tin (Sn), key (W) and other minerals from illegal mining in the Congo and the adjacent Tiaotu region.

In the event of any breach of the above, Supplier shall immediately notify AUo in writing of its use of the minerals and shall dispose of the minerals in accordance with SEC regulations prior to shipment.

For the protection of personal information, unless it is necessary for performing the required job duties, it is strictly prohibited to process or use any personal information in the system. Please be reminded that any personal information may only be processed or used reasonably and adequately in strict compliance of Company’s policy and within the scope of Company’s authorization. Any wrongful use will be subject to both civil and criminal prosecution.

Vendor Signature